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                                                                  Exhibit 7(j)

                             JOINT FILING AGREEMENT


     JOINT FILING AGREEMENT, dated as of October 31, 2002, by and between Liberty Media Corporation, a Delaware corporation ("Liberty"), and Liberty Satellite & Technology, Inc. ("LSAT"), a Delaware corporation.

     WHEREAS, LSAT is a majority owned subsidiary of Liberty and also the owner of all of the equity interests of Ascent Entertainment Group, Inc. and Ascent Entertainment Group, Inc. owns shares of capital stock (the "Company Securities") of On Command Corporation, a Delaware corporation (the "Company"), as a result of which Liberty and LSAT may be deemed to beneficially own the Company Securities; and

     WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the parties hereto hereby agree to prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The parties hereto shall prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company Securities (the "Schedule 13D"), and the Schedule 13D shall be filed on behalf of each of them.

     2. Each party hereto shall be responsible for the timely filing of the
Schedule 13D and any necessary amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other party contained therein, except to the extent that it knows or has reason to believe that such information of the other party is inaccurate.

     3. This Agreement shall continue unless terminated by either party hereto.

     4. Elizabeth M. Markowski shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13D and any amendments thereto.

     5. This Agreement may be included as an Exhibit to the Schedule 13D and any amendments thereto.



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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                               LIBERTY MEDIA CORPORATION


                               By: /s/ ELIZABETH M. MARKOWSKI
                               --------------------------------
                               Name: Elizabeth M. Markowski
                               Title: Senior Vice President



                               LIBERTY SATELLITE & TECHNOLOGY, INC.


                               By: /s/ KENNETH G. CARROLL
                               --------------------------------
                               Name:  Kenneth G. Carroll
                               Title: Acting President

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